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                                                                      Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                Six Months Ended June 30
                                      ------------------------------------------
                                                    1999                   1998
                                      ------------------------------------------
Earnings (Losses) per common share
  Basic and diluted                                $0.56                 ($0.08)
Average shares outstanding

  Basic and diluted                              668,360                668,360